Exhibit 99.4

Unaudited Pro Forma Condensed Consolidated Financial Statements of Nortel Networks Limited

On December 18, 2009, Nortel Networks Corporation (“NNC”), its principal Canadian operating subsidiary Nortel Networks Limited (“NNL”), and certain of its other subsidiaries including its indirect U.S. subsidiary Nortel Networks Inc. (“NNI”) and Nortel Networks UK Limited (in administration) (together, “Nortel”), completed the sale of substantially all of the assets of its Enterprise Solutions (“Enterprise Solutions”) business globally, including the shares of Nortel Government Solutions Incorporated (“NGS”) and DiamondWare, Ltd. (collectively, “Enterprise and Government Solutions” or the “Businesses”) to Avaya Inc. This sale has qualified as a discontinued operation in accordance with accounting principles generally accepted in the United States of America.

The NNL unaudited pro forma condensed consolidated statements of operations set forth below have been derived by the application of pro forma adjustments to NNL’s historical financial statements. The unaudited pro forma condensed consolidated statements of operations give effect to the sale of Enterprise and Government Solutions as if it had occurred on January 1, 2006.

This information should be read in conjunction with NNL’s audited consolidated financial statements and the related notes filed as part of its Annual Reports on Form 10-K for the fiscal years ended December 31, 2008, 2007, and 2006.

See NNL’s Current Reports on Form 8-K filed July 20, 2009, September 14, 2009 and December 23, 2009, for additional information relating to the sale of Enterprise and Government Solutions.

A pro forma condensed balance sheet as at September 30, 2009 and a pro forma condensed statements of income for the nine month periods ended September 30, 2009 and 2008 have not been presented as the condensed consolidated statements of operations and condensed consolidated balance sheets included in NNL’s Quarterly Report on Form 10-Q for the period ended September 30, 2009 present the sale transaction described above as discontinued operations and so already reflect the transaction.

The following unaudited pro forma condensed consolidated financial data is intended for informational purposes only and is not necessarily indicative of, and does not purport to represent, NNL’s results of operations that would have actually been attained had the sale of Enterprise and Government Solutions occurred at the date indicated, and it is not necessarily indicative of NNL’s future results of operations.

Nortel Networks Limited

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2008

	NNL Historical	Enterprise and Government Solutions Disposition	NNL ProForma
	(Millions of U.S. Dollars)
Revenues:
Products	$9,189	$2,106	$7,083
Services	1,232	654	578

Total revenues	10,421	2,760	7,661

Cost of revenues:
Products	5,477	1,007	4,470
Services	653	418	235

Total cost of revenues	6,130	1,425	4,705

Gross profit	4,291	1,335	2,956

Operating expenses:
Selling, general and administrative expense	2,184	656	1,528
Research and development expense	1,574	347	1,227
Amortization of intangible assets	46	25	21
Special charges	302	53	249
Gain on sales of businesses and assets	(11)	—	(11)
Goodwill impairment	2,202	808	1,394
Other operating expense (income) – net	23	(23)	46

Total operating expenses	6,320	1,866	4,454

Operating earnings (loss)	(2,029)	(531)	(1,498)
Other income (expense) – net	(1,917)	18	(1,935)
Interest and dividend income	154	—	154
Interest expense
Long-term debt	(267)	(2)	(265)
Other	(14)	—	(14)

Earnings (loss) from operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	(4,073)	(515)	(3,558)
Income tax expense	(3,195)	—	(3,195)

	(7,268)	(515)	(6,753)
Minority interests – net of tax	(121)	—	(121)
Equity in net earning (loss) of associated companies	3	—	3

Net income (loss)	$(7,386)	$(515)	$(6,871)

Nortel Networks Limited

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2007

	NNL Historical	Enterprise and Government Solutions Disposition	NNL Pro Forma
	(Millions of U.S. Dollars)
Revenues:
Products	$9,654	$2,264	$7,390
Services	1,294	662	632

Total revenues	10,948	2,926	8,022

Cost of revenues:
Products	5,637	1,036	4,601
Services	684	404	280

Total cost of revenues	6,321	1,440	4,881

Gross profit	4,627	1,486	3,141

Operating expenses:
Selling, general and administrative expense	2,486	681	1,805
Research and development expense	1,723	354	1,369
Amortization of intangible assets	50	24	26
Special charges	210	11	199
Gain on sales of businesses and assets	(31)	—	(31)
Goodwill impairment	—	—	—
Other operating expense (income) – net	(35)	(21)	(14)

Total operating expenses	4,403	1,049	3,354

Operating loss	224	437	(213)
Other income (expense) – net	216	9	207
Interest and dividend income	228	—	228
Interest expense
Long-term debt	(257)	(2)	(255)
Other	(24)	—	(24)

Earnings (loss) from operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	387	444	(57)
Income tax expense	(1,114)	(26)	(1,088)

	(727)	418	(1,145)
Minority interests – net of tax	(73)	—	(73)
Equity in net earning (loss) of associated companies	2	—	2

Net income (loss)	$(798)	$418	$(1,216)

Nortel Networks Limited

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2006

	NNL Historical	Enterprise and Government Solutions Disposition	NNL Pro Forma
	(Millions of U.S. Dollars)
Revenues:
Products	$10,158	$1,991	$8,167
Services	1,260	582	678

Total revenues	11,418	2,573	8,845

Cost of revenues:
Products	6,276	920	5,356
Services	712	389	323

Total cost of revenues	6,988	1,309	5,679

Gross profit	4,430	1,264	3,166

Operating expenses:
Selling, general and administrative expense	2,491	641	1,850
Research and development expense	1,940	312	1,628
In-process research and development expense	26	20	6
Amortization of intangible assets	22	16	6
Special charges	105	14	91
Gain on sales of businesses and assets	(206)	—	(206)
Other operating expense (income) – net	(13)	—	(13)

Total operating expenses	4,365	1,003	3,362

Operating loss	65	261	(196)
Other income (expense) – net	64	3	61
Interest and dividend income	122	3	119
Interest expense
Long-term debt	(187)	2	(189)
Other	(22)	—	(22)

Earnings (loss) from operations before income taxes, minority interests and equity in net earnings (loss) of associated companies	42	269	(227)
Income tax expense	(60)	(16)	(44)

	(18)	253	(271)
Minority interests – net of tax	(21)	—	(21)
Equity in net earning (loss) of associated companies	(2)	—	(2)

Net earnings (loss)	$(41)	$253	$(294)

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

Nortel completed the sale of Enterprise and Government Solutions on December 18, 2009 to Avaya Inc. for a purchase price of $900 million, subject to certain post-closing adjustments. For the NNL unaudited pro forma condensed consolidated statements of operations data, the Businesses have been treated as a discontinued operation. The unaudited pro forma condensed consolidated statements of operations do not include the loss on disposal of the Businesses or costs related to the sale nor has any income been imputed from the investment of the sale proceeds. As a result of Nortel’s multi-jurisdictional creditor protection proceedings, divestiture proceeds are generally being held in escrow. The ultimate determination of the final allocation of such proceeds among the various Nortel entities has not yet occurred. Certain agreements entered into by NNL, NNI and other Nortel legal entities provide for the processes for determining the final allocation of divestiture proceeds among such entities, either through joint agreement or, failing such agreement, other dispute resolution proceeding. See NNC’s Annual Report on Form 10-K for the period ended December 31, 2009 for further information on divestiture proceeds.

The NNL Enterprise and Government Solutions financial results reflect direct operating expenses incurred by the Businesses that have been reasonably segregated from costs of the on-going NNL business. In addition, the NNL Enterprise and Government Solutions financial results exclude indirect expenses, including corporate overhead, that historically have been charged to the Businesses as these costs will not be reflected as discontinued operations. Costs and expenses that are expected to continue in NNL subsequent to the disposal of Enterprise and Government Solutions have been reflected in the NNL unaudited pro forma condensed consolidated statements of operations.

For 2008, the pro forma adjustment for the NNL income tax provision was estimated based upon the effective tax rate in effect during the year; however, there is no income tax provision recorded on the pro forma adjustments due to full valuation allowances recorded in NNL’s historical financial statements. For 2007 and 2006, the pro forma adjustments for the NNL income tax provision were estimated based upon effective tax rates in effect during the respective periods for which pro forma condensed statements of operations are presented.

Actual amounts may vary from these pro forma estimates.